UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021
1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Registered Direct Offering

On February 28, 2024, Achieve Life Sciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) for the sale of up to 13,086,151 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $4.585 per Share. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The offering of the Shares (the “Registered Offering”) is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-261811), including the prospectus dated January 5, 2022 contained therein, and the prospectus supplement dated February 28, 2024 (the “Prospectus Supplement”).

Private Placement

The Purchase Agreement also provides for a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offering”) of warrants to purchase Common Stock (or, if the purchaser elects, pre-funded warrants) (the “Private Placement Warrants”) with the Purchasers. The Private Placement Warrants are exercisable immediately upon issuance until the earlier of (x) three and one-half years after the date of issuance, and (y) 30 days following the Company’s public disclosure of the acceptance of an NDA for cytisinicline by the FDA in a Day 74 Letter or equivalent correspondence. The Private Placement Warrants have an exercise price of $4.906 per share of Common Stock (or $4.905 per pre-funded warrant). The Private Placement Warrants may be exercised on a cashless basis in certain limited circumstances as set forth in the Private Placement Warrants.

A holder of Private Placement Warrants may not exercise such Private Placement Warrant for shares of Common Stock if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Private Placement Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to the Company.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement as soon as practicable, but in any event by the earlier of (x) two trading days of the Company’s filing of its definitive proxy statement for the 2024 Annual Meeting of Stockholders and (y) 60 days after the date of the Purchase Agreement (the “Registration Statement”), registering for resale the shares issuable upon exercise of the Private Placement Warrants (or pre-funded warrants) (the “Registrable Securities”). The Company is obligated to use reasonable best efforts to cause such Registration Statement to become effective within 30 days following the initial filing date, and to maintain the Registration Statement’s effectiveness until the earlier of the date that (i) the Registrable Securities have been sold or (ii) the Registrable Securities may be sold without any restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Purchase Agreement prohibits the Company, subject to limited exemptions, from the date of the Purchase Agreement until 90 days after the closing of the Registered Offering, from (a) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or

(b) filing any registration statement or amendment or supplement with respect thereto, other than the Registration Statement.

The Company will pay to Lake Street Capital Markets, LLC and JonesTrading Institutional Services LLC, the placement agents for the Offering, a cash fee equal to an aggregate of 5.5% of the gross proceeds generated from the sale of the Shares and 1.0% of the gross proceeds, up to an aggregate amount of $500,000, generated from the exercise of the Private Placement Warrants, and will reimburse the placement agents for certain of their expenses in an amount not to exceed $100,000.

The Company estimates that the net proceeds from the Offering will be approximately $56.2 million, after deducting placement agent fees and related offering expenses. If all of the Private Placement Warrants are exercised in full, the Company would receive an additional $64.2 million in gross proceeds. The Company intends to use the net proceeds from the Offering to fund clinical development of cytisinicline through NDA submission, expected in the first half of 2025, including the ORCA-OL clinical trial, to fund other cytisinicline related research and clinical development activities and for working capital and general corporate purposes. Assuming all of the Private Placement Warrants are exercised, the Company expects that the net proceeds from such exercises will be sufficient to fund the development of cytisinicline into 2026 and through potential FDA approval. The Company may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, intellectual property or businesses that complement its business, although it has no present commitments or agreements to this effect.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Private Placement Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions of the terms of the Purchase Agreement and the Private Placement Warrants are qualified in their entirety by reference to such exhibits.

The Company is filing the opinion of its counsel, Fenwick & West LLP, as Exhibit 5.1 hereto, regarding the legality of the Shares covered by the Purchase Agreement.

Item 1.02 Termination of Material Definitive Agreement

As previously disclosed, on December 21, 2021, the Company entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of Common Stock through Virtu as its sales agent. In connection with the Offering, effective as of February 28, 2024, the Company terminated the Sales Agreement.

Item 2.02 Results of Operations and Financial Condition

On February 29, 2024, the Company filed the Prospectus Supplement with the SEC in connection with the Registered Offering, in which the Company disclosed that it expects to report that it had approximately $15.6 million in cash, cash equivalents and restricted cash as of December 31, 2023.

The Company’s audited financial statements for the year ended December 31, 2023 are not yet available. Accordingly, the Company’s preliminary financial information described herein is an estimate and subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the audit of the Company’s financial statements. The preliminary financial information described herein may differ materially from the actual results that will be reflected in the Company’s audited financial statements when they are completed and publicly disclosed.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Securities

The disclosure required by this Item 3.02 and included in Item 1.01 is incorporated into this Item 3.02 by reference.

The Company offered and sold the Private Placement Warrants and the shares of Common Stock (and pre-funded warrants) underlying the Private Placement Warrants in reliance on Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On February 29, 2024, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant

5.1	Opinion of Fenwick & West LLP

10.1	Securities Purchase Agreement, dated as of February 28, 2024, by and among Achieve Life Sciences, Inc. and the purchasers identified on the signature pages thereto

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated February 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds of the Offering, including the net proceeds from the Private Placement Warrants included therein, the anticipated use of proceeds of the Offering, and the Company’s expectations with respect to its financial results for the fiscal year ended December 31, 2023, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, the Prospectus Supplement related to the Registered Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: February 29, 2024	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)